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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71711) pertaining to the 1993 Equity Incentive Plan, the 1998 Equity Incentive Plan and the 1998 Directors Stock Option Plan of Centaur Pharmaceuticals, Inc., of our report dated February 9, 2001, with respect to the financial statements of Centaur Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                               /s/ Ernst & Young LLP

Palo Alto, California
March 30, 2001